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                           Telford Sadovnick, P.L.L.C.
                          Certified Public Accountants
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October 10, 2007



U.S. Securities and Exchange Commission
Mail Stop 11-3
450 Fifth Street, N.W.
Washington, DC 20549
USA


Dear Ladies and Gentlemen:

Re:      Paradigm Oil & Gas, Inc.
         SEC File No. 333-82636


We are the former independent auditors for Paradigm Oil & Gas, Inc. (the Company). We have read the Company's Current Report on Form 8-K, dated October 15, 2007. We are in agreement with the statements regarding our Firm as included in Item 4.01 of the Form 8-K to be filed with the Securities and Exchange Commission. We have no basis to agree or disagree with other statements of the Company contained therein.



Yours very truly,



/s/ TELFORD SADOVNICK, P.L.L.C.

TELFORD SADOVNICK, P.L.L.C.
Certified Public Accountants

LR/skl




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